Exhibit 10.8

L  E  A  S  E

**************************

1400 WESTGATE ASSOCIATES, L.L.C.

(Lessor)

and

BANK OF NORTH CAROLINA

(Lessee)

TABLE OF CONTENTS

Paragraph Number	Subject	Page
1	Construction of Building and Tenant Improvements	3
2	Lease Term	3
3	Rental	4
4	Maintenance Responsibilities	5
5	Taxes & Assessments	5
6	Services by Landlord	5
7	Alterations	6
8	Use and Occupancy	6
9	Insurance	7
10	Fire or Other Casualty	8
11	Condemnation	8
12	Condition at Commencement and Termination	9
13	Indemnity	9
14	Quiet Enjoyment	9
15	Assignment and Subletting	10
16	Default	10
17	Removal of Lessee’s Property	11
18	Notices	12
19	No Identity of Interest	12
20	Entire Understanding; Amendment	12
21	Personal Representatives, Successors and Assigns	12
22	Law Applicable	12
23	Surrender of Premises	13
24	Holding Over	13
25	Right of Entry	13
26	Waiver	13
27	Estoppels/Subordinations	13
28	Bankruptcy	14
29	Environmental Compliance	15
30	Force Majeure	16

Exhibit A	Property Description
Exhibit B	Plans and Specifications
Exhibit C	Janitorial Standards
Exhibit D	Rules and Regulations

Bank of North Carolina - Lease - 06/01/2005	Page 2 of 25

STATE OF NORTH CAROLINA	)
L E A S E
COUNTY OF FORSYTH	)

This Lease, dated as of the          day of June 2005, by and between 1400 WESTGATE ASSOCIATES, L.L.C., a North Carolina Limited Liability Company with offices at 16 South Main Street; Post Office Box 1066; Lexington, North Carolina 27293-1066 (the “Lessor”) and Bank of North Carolina (the “Lessee”).

RECITALS/STATEMENT OF PURPOSE

Lessor is the owner of Suite 90 in the office building in Winston-Salem, North Carolina, at 1551 Westbrook Plaza Drive and being known as GreenTree Centre II, said Suite containing 2,639 square feet, which includes both the Suite and the proportionate share of undivided common area allocated thereto, all as more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Leased Premises”). Lessee wishes to lease from Lessor, and Lessor wishes to lease to Lessee the Leased Premises, together with a non-exclusive right to use the common areas of GreenTree Centre, upon the terms and conditions set forth herein. The purpose of this instrument is to set forth the terms and conditions upon which the parties will deal with each other as a result of Lessee’s having leased the Leased Premises from Lessor.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Lessor hereby leases the Leased Premises to Lessee and Lessee leases the Leased Premises from Lessor upon the following terms and conditions:

1. UPFITTING. Lessor agrees that it shall construct the upfit plan for Suite 90 substantially in accordance with the Plans & Specifications attached hereto as Exhibit B, which Plans & Specifications are hereby incorporated herein by reference. Lessor warrants that the construction of the Suite and other improvements shall be completed in good and workman-like manner.

2. LEASE TERM.

(a) The initial term of this Lease shall commence immediately and continue for a period of two (2) Lease Years (as defined below) after the Rental Commencement Date. The term “Lease Year” as referred to herein shall mean the period beginning on the Rental Commencement Date and ending on the day prior to the anniversary of such date in the next year, and each such period thereafter during the term of this Lease. Lessor will notify Lessee 30 days prior to the date that the Leased Premises are expected to be ready for occupancy. Upon Substantial Completion of the Leased Premises (as defined in Exhibit B “Plans and Specifications” attached hereto) Lessor and Lessee agree to execute a Certificate of Rental Commencement reflecting the Rental Commencement Date.

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(b) Provided Lessee is not in default hereunder, the term of this Lease may be extended at the option of the Lessee for one (2) two-year period. Such option shall be exercised by written notice to Lessor on or before six months prior to the expiration of the initial term of this Lease. The renewal shall be upon the same terms, covenants, and conditions as the initial lease term, including the provisions for annual adjustments to Base Rental. Any termination of this Lease during the initial term shall automatically terminate this option to renew.

3. RENTAL.

(a) The rental for the first Lease Year shall be $43,543.50 per year (or $3,628.63 per month), hereinafter referred to as the “Base Rental,” which annual Base Rental shall be increased as hereinbelow provided in Subparagraph 3(b). Base Rental shall be payable in equal monthly installments in advance on the first day of every calendar month during the term of this Lease and shall be increased from time to time pursuant to the provisions of Subparagraph 3(b) below. The first monthly payment of Base Rental shall be due on the Rental Commencement Date.

(b) The Base Rental shall be increased after the end of each Lease Year during the term of this Lease in accordance with increases in the Consumer Price Index (hereinafter called the “Price Index”). The Price Index shall mean the “U.S. City Average for Urban Wage Earners and Clerical Workers, all items, groups, subgroups and special groups if items” as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor, using the years 1982-1984 as a base of 100.

The Base Rental shall be increased in accordance with the following provisions:

(1) At the beginning of the second Lease Year and of each Lease Year thereafter, the Base Rental shall be increased by an amount determined by multiplying the Base Rental for a previous Lease Year by the percentage increase in the Price Index from the first month of the previous Lease Year to the first month of the new Lease Year, provided that in no event shall the increase provided for hereby be less than 3% per year nor more than 5% per year.

(2) The Lessor will notify the Lessee as soon as computation of the adjusted Base Rental has been made, which shall be no later than ninety (90) days after the commencement of a Lease Year. The adjusted Base Rental shall be due from the first month of the Lease Year in which it applies, and the adjusted Base Rental for those months for which it was owed before Lessee is notified of the amount thereof shall be paid with the first Base Rental payment made after Lessee has received the notice of the adjustment.

All dates and rents shall be adjusted to reflect the beginning of the initial “Lease Year” and will be incorporated into the Lease Modification Agreement provided for in Section 2(a) of this Lease Agreement.

The Lessee will pay the foregoing rent to 1400 WESTGATE ASSOCIATES, L.L.C., Post Office Box 1066, 16 South Main Street, Lexington, North Carolina 27293-1066, or to such other person or at such other place as the Lessor may designate in writing.

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4. MAINTENANCE RESPONSIBILITIES.

(a) Lessor Maintenance. As between Lessor and Lessee, Lessor shall be responsible for maintenance of the roof and structural portions of the Leased Premises; provided, the Lessor shall not be responsible for any damage thereto caused by the negligence of Lessee, its employees, agents, invitees, subtenants, licensees, assignees, or contractors, in which event such damage shall be promptly repaired by Lessee. Lessor shall commence any repairs for which it is responsible promptly after notification by Lessee and shall complete same diligently.

(b) Additional Lessor Maintenance. Lessor shall also be responsible for all maintenance, upkeep, and repair of any kind and nature with respect to the Leased Premises, such to be accomplished regularly and routinely by Lessor so as to keep the Leased Premises at all times in first-class condition; provided, the Lessor shall not be obligated to repair any damage to the Leased Premises or perform any maintenance or upkeep of any kind thereto caused or necessitated by the negligence of Lessee, its employees, agents, invitees, subtenants, licensees, assignees, or contractors, in which event such damage shall be promptly repaired by Lessee. By way of example and not limitation, Lessor shall keep and maintain all plumbing, heating, electrical, and air conditioning systems in the Leased Premises in good working order. Lessee shall not be entitled to any abatement of rent and Lessor shall not be liable for any loss or damage occasioned by any breakdown or interruption in the operation of such systems.

5. TAXES & ASSESSMENTS. Lessor shall pay when due all real property taxes and assessments which are now or which may hereafter be imposed upon the Leased Premises, and Lessee shall pay when due all taxes and assessments of any kind or nature imposed or assessed upon Lessee’s improvements, trade fixtures, equipment, merchandise or other property installed in or brought onto the Leased Premises by or for Lessee. Upon Lessor’s request, the Lessee shall furnish Lessor copies of paid receipts for all said taxes and assessments forthwith after payment of same.

6. SERVICES BY LANDLORD. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Leased Premises, in common with other tenants, during business hours of 7:00 A.M. to 7:00 P.M. Monday through Friday (excluding National and State holidays), the following services: janitorial services (five (5) days a week after normal working hours, as more particularly set forth on Exhibit C), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service, gas and heating and air conditioning for the reasonably comfortable use and occupancy of the Leased Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Leased Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2’ x 4’ fixtures and keep such lighting in good repair and replace bulbs as needed. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent lighting, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Tenant’s expense. Landlord shall also furnish the Leased Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing

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equipment, dictating equipment, adding machines and calculators, telecommunication equipment and network servers and office copy machines. Landlord shall provide electricity as necessary for the normal operation of convenience outlets serving the Leased Premises. After hours heating and air conditioning will be available at a charge of fifty dollars ($50.00) per hour, or part thereof, per floor, with a minimum charge of two (2) hours per occurrence. All additional costs resulting from Tenant’s extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord’s prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Leased Premises or that electrical service is not adequate therefor. If heat generating machines or equipment other than those contemplated by the foregoing language of this Section 6 or other intensive activities shall be used or carried on in the Leased Premises by Tenant which materially adversely affect the temperature, the heating and air conditioning systems, or utility usage thereof, Landlord shall have the right to install supplemental air conditioning units in the Leased Premises and the actual cost thereof, including the cost of engineering and installation, and the actual cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord.

7. ALTERATIONS. Any alterations, additions or improvements permitted herein except as otherwise provided in Section1 and the Workletter shall be made at the expense of the Lessee. The Lessee agrees that it will make no alterations, additions or improvements to the Leased Premises without the written consent of the Lessor. All alterations, additions, improvements, cabinetry or other fixtures made or attached to the Building or the Leased Premises by and for the Lessee, including but not limited to, any and all subdividing partitions, walls or railings of whatever type, material or height (but excepting movable office furniture and equipment and modular cabinetry paid for by Lessee and not permanently attached to the Building, which may be removed by the Lessee at the end of the term of this Lease, if such termination is not the result of Lessee default hereunder) shall be the property of the Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of this Lease. The Lessor, however, reserves the right to require the Lessee to remove any paneling, decorations, partitions, walls or railings, floor coverings, booths, or fixtures installed by or at the request of the Lessee, by giving notice of such election to the Lessee at any time prior to, or not later than ten (10) days after the expiration or earlier termination of the Lease; in which event the Lessee, at the Lessee’s sole cost and expense, shall remove the property so specified on or before the date of expiration or earlier termination of this Lease or a date five (5) days after the receiving of such notice, whichever shall be the later, and shall promptly restore the Leased Premises to their original condition, reasonable wear and tear excepted; if Lessee fails to perform the necessary restorations within ten days after removing the property, or if Lessee is in default under this Lease, Lessor may undertake the restoration of the Leased Premises to their original condition after the removal of the specified property, in which event Lessee shall promptly reimburse Lessor for the cost of such restoration.

8. USE AND OCCUPANCY.

(a) The Lessee agrees that the Leased Premises will be used only for general office use and for the purpose of conducting Lessee’s business therefrom (the “Permitted Use”); that no

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unlawful use of the Leased Premises will be made; that no sign, name, legend, notice or advertisement of any kind will be fixed, painted or displayed on any part of the Leased Premises, except with the consent of Lessor, which consent shall not be unreasonably withheld; and that upon the termination of this Lease, Lessee will vacate and surrender possession of the Leased Premises to the Lessor in as good condition as the Leased Premises were at the commencement of this Lease, ordinary wear and tear excepted.

(b) Lessee will use and operate the Leased Premises and the common areas of the GreenTree Centre in compliance with the rules and regulations attached hereto as Exhibit D and any other rules established by Lessor and approved by a majority of the tenants in the Building and with all laws, rules and regulations of any agency having jurisdiction over the Leased Premises. Lessee will not use, and will not permit or suffer anyone else to use, the Leased Premises for the production, storage or disposal of any hazardous substance, as now or hereafter defined by any agency having jurisdiction over the premises, or any petroleum product. Lessee hereby indemnifies and agrees to hold harmless Lessor from any cost, obligation, fine, penalty, charge, loss or damage, including attorney’s fees, arising out of the use or operation of the leased Premises or the storage or disposal of any material thereon, during the time that Lessee is in possession of said premises.

9. INSURANCE.

(a) Lessor agrees that it will keep the Leased Premises and the building in which the Leased Premises are located insured against loss or damage by fire with extended coverage to the full fair insurable value thereof. Lessee shall not be liable to repair damage caused by accidental fire or other casualty covered by such insurance. Lessee shall not use or permit upon the premises anything that will invalidate or will increase the rate of any policy of insurance now or hereafter carried on the Leased Premises or the building(s) of which said Leased Premises are a part.

Lessee agrees that it will keep its trade fixtures, equipment, and other property of Lessee located in, on or about the demised premises insured against loss or damage by fire with extended coverage to the full fair insurable value thereof. Lessee agrees that all personal property in, about or on the demised premises shall be at the risk of Lessee only and that Lessor shall not be liable for damage thereto or theft thereof under any circumstances.

(b) The Lessor and the Lessee agree that if the Leased Premises or any furniture, fixtures, machinery, equipment or other personal property located therein are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are hereby waived if and to the extent permitted by any applicable insurance policies. The parties agree to use their best efforts to insure that the policies of insurance obtained by them permit such waivers of subrogation and shall furnish evidence of such, each to the other.

(c) At all times subsequent to the commencement of this Lease and during its full term, the Lessee, at its sole cost and expense, shall provide general public liability insurance for personal injury and property damage in an amount of $1,000,000.00 per occurrence.

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(d) Lessor shall provide Lessee and Lessee shall provide Lessor with certificates evidencing the coverages hereinabove described. All such policies provided by Lessee shall name Lessor and, with respect to insurance covering the Leased Premises, any lender of Lessor which maintains a mortgage on the Leased Premises, as additional insureds and shall provide that Lessor and such lender must receive at least 20 days’ written notice before any cancellation or material change in terms. Lessor shall name Lessee as additional named insured with respect to the leased premises.

10. FIRE OR OTHER CASUALTY.

(a) The Lessor agrees that if during the first five years of the initial term of this Lease or the first five years of the renewal term if this Lease is renewed, the Leased Premises shall be damaged by fire or other casualty, to such an extent that the cost of repairs will be less than 50% of the fair market value thereof at the time of such casualty, provided Lessor’s lender permits, Lessor will employ the proceeds of insurance policies referred to in Section 9 to repair the Leased Premises after a casualty with reasonable dispatch after notice to Lessor of damage, due allowance to be made for delay resulting from any cause beyond the Lessor’s reasonable control; provided, however, that the Lessor shall not be required to expend funds in excess of the insurance proceeds or repair or replace any property which the Lessee may be entitled to remove or which the Lessor may require the Lessee to remove from the Leased Premises upon the termination or expiration of this Lease, and provided further, that during the time that the Leased Premises are unfit for occupancy by Lessee, the rent shall abate in proportion to the extent the premises are unfit for occupancy, so long as the damage was not occasioned by the act or omission of Lessee or Lessee’s agents, servants, employees or invitees.

(b) If the Leased Premises are damaged during the last two years of the initial Lease term or renewal term or to such extent that the cost of repairs will be 50% or more of the fair market value, as above described, then the Lessor in his sole discretion may choose not to repair and restore the Leased Premises, whereupon the Lessor may terminate this Lease by notifying the Lessee in writing, within a reasonable time after such damage, of the Lessor’s election to terminate this Lease. In the event of the giving of such notice during the term of this Lease, this Lease shall expire and all interests of the Lessee in the Leased Premises shall terminate on the date specified in such notice, and the rent shall be apportioned and paid up to the time of such fire or other casualty if the Leased Premises are damaged, or up to the specified date of termination.

(c) Any insurance proceeds from the fire and extended coverage insurance furnished by the Lessee shall be made payable to the Lessor to effect the required repairs. Lessee will cooperate with and coordinate with Lessor in insuring that such proceeds are at the Lessor’s disposal on a timely basis in order that Lessor may proceed with the repairs with reasonable dispatch.

11. CONDEMNATION. If the whole of the Leased Premises or such part thereof as shall make the Leased Premises unsuitable for the purpose leased shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase by

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condemning authority in lieu thereof, then this Lease shall automatically terminate as of the date the title shall be taken, and the rent shall be apportioned as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the taking. Neither party shall have any rights in or to any award made to the other by the condemning authority.

12. CONDITION AT COMMENCEMENT AND TERMINATION. The Lessor warrants that the Leased Premises and all its systems including heating, plumbing, wiring, lighting, air conditioning, water and sewer shall be in good working order at the beginning of the term of this Lease. At the termination of this Lease, Lessee shall deliver up possession of the Lease Premises to Lessor in as good condition as the same are at the beginning of the lease term, excepting only reasonable wear and tear.

13. INDEMNITY. The Lessee agrees to defend, indemnify and save harmless the Lessor and the agents, servants and employees of the Lessor against and from any and all claims made or liability, loss, cost, damage and expenses (including reasonable attorneys’ fees) assessed against Lessor by or on behalf of any person, firm or corporation arising by reason of injury to person or property occurring on the Leased Premises, occasioned in whole or in part by any act or omission of Lessee (including any acts or omission involving radioactive or hazardous substance on the part of the Lessee or an employee [whether or not acting within the scope of employment], agent, visitor, assign or sub-tenant of the Lessee), or by reason of any unlawful use of the Leased Premises or any breach, violation or nonperformance of any covenant in this Lease on the part of the Lessee to be observed or performed, and also for any matter or thing growing out of the occupancy or use of the Leased Premises by the Lessee or any one holding or claiming to hold through or under the Lessee. Lessee agrees to pay for all damage to the Leased Premises, as well as all damage to licensees or invitees thereof, caused by Lessee’s misuse or neglect of the Leased Premises, its apparatus or appurtenances. Lessor shall not be liable to Lessee for any loss or damage incurred by Lessee as the result of any act of negligence of any occupant of the Building (or such occupant’s guests, invitees, contractors and/or employees) or by any owner or occupant of property adjoining or contiguous to the Land.

Lessor agrees to defend, indemnify, and save harmless the Lessee, and the agents, servants, and employees of the Lessee, against and from any and all claims made or liability, loss, cost, damage, and expenses (including reasonable attorneys’ fees) assessed against Lessee by or on behalf of any person, firm, or corporation arising by reason of injury to person or property occurring on the Leased Premises, occasioned in whole or in part by any act or omission, including any acts or omissions regarding radioactive or hazardous substances, on the part of the Lessor or an employee or agent of the Lessor.

14. QUIET ENJOYMENT. The Lessor agrees that the Lessee on paying the stipulated rental and keeping and performing the agreement and covenants herein contained, shall hold and enjoy the Leased Premises for the term aforesaid, free from interference by the Lessor or by any one claiming by, through or under the Lessor, subject, however, to the terms of this Lease.

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15. ASSIGNMENT AND SUBLETTING. Except as set forth below, Lessee shall not assign or sublease the Leased Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Consent to any assignment or sublease by Lessor shall not release the Lessee from its obligations and liabilities hereunder. Notwithstanding the above, Lessee may assign this Lease or sublease the Leased Premises to any legal entity controlled by or under common control with the Lessee without Lessor’s consent, provided that prior to any such assignment Lessee must notify Lessor in writing of any such assignment.

16. DEFAULT.

(a) In the event of default in the payment of rent or any other sum payable hereunder for five days after the due date, or in the event of three monetary defaults in any Lease Year, the Lessor, without prejudice to any other rights or remedies that it may have, shall have the right, immediately or any time thereafter, to re-enter the Leased Premises and remove all persons and property from the Leased Premises. In the event the Lessee shall neglect to keep or perform any other covenant, agreement or condition of this Lease, the Lessor shall give written notice of such default to the Lessee; and in the event that such default is not rectified within twenty (20) days from the date of such notice, then the Lessor shall have the right to enter the Leased Premises immediately or at any time thereafter and remove the Lessee therefrom, without prejudice to any other remedies of the Lessor. In the event of such re-entry, the Lessee hereby waives all claims for damages which may be caused by the re-entry of the Lessor and will save the Lessor harmless from any loss, cost or damages occasioned Lessor thereby (including reasonable attorneys’ fees and other expenses incurred by reason of such re-entry), and no such re-entry shall be considered or construed to be a forcible entry.

(b) The Lessor shall also have the right, at its option, to cure any of Lessee’s defaults and charge the cost of such cure to Lessee as additional rent.

(c) Should the Lessor elect to re-enter the Leased Premises as herein provided, or should he take possession pursuant to legal proceedings, it may either terminate this Lease or it may, from time to time, without terminating this Lease, re-let the Leased Premises or any part thereof on Lessee’s account for such time or times and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable, with the right to make alterations and repairs to the Leased Premises, and the Lessee shall pay the amount of rent due under this Lease to the date of the beginning of payment or rent pursuant to any such re-letting, together with the cost of such re-letting, including attorneys’ fees occasioned by such re-letting, brokers commissions, tenant improvement costs and the cost of any repairs to the Leased Premises necessitated by damage caused by Lessee, and the Lessee will thereafter pay monthly during the remainder of the term of this Lease the difference, if any, between the rent collected from such re-letting and the rent reserved in this Lease if such collected is less than that reserved in this Lease. No such re-entry or taking possession of the Leased Premises by the Lessor shall be construed as an

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election on its part to terminate this Lease unless a written notice of such intention be given to the Lessee. Notwithstanding any such re-letting without termination, the Lessor may, at any time after the occurrence of any default set out in this Section 16, elect to terminate this Lease and may terminate it by giving written notice to that effect to the Lessee.

(d) If the Lessor shall at any time terminate this Lease on account of any default set out in this Section 16, in addition to other remedies it may have, it may recover from the Lessee all damages that it may suffer by reason of the termination of this Lease, including, but not limited to, reasonable attorneys’ fees and expenses and other costs of recovering possession of the Leased Premises, and the excess, if any, of the amount of rent and other amounts to be paid by the Lessee under the terms of the Lease for the remainder of the stated term, over the then reasonable rental value of the Leased Premises for the remainder of the stated term.

(e) If, before or during the term of this Lease, the Lessee shall be adjudged a bankrupt, or if any proceeding under the federal bankruptcy laws shall be filed by or against the Lessee, then such occurrence shall be deemed a breach of this Lease and, upon the happening of such event, this Lease shall automatically terminate, and the Lessee and/or Guarantor, if any, shall be liable for all damages sustained by the Lessor as provided by law.

(f) If, before or during the term of this Lease or any renewal thereof (1) the Lessee shall make an assignment for the benefit of creditors, or (2) a receiver shall be appointed for the property of the Lessee by order of a court of competent jurisdiction by reason of the insolvency or alleged insolvency or otherwise of the Lessee, or (3) any department of the state or federal government, or any officer thereof authorized by order of court, shall take possession of the business or property of the Lessee by reason of the insolvency or alleged insolvency of the Lessee, or (4) execution shall issue on any judgment and be levied against Lessee’s interests in the Leased Premises, then, upon the happening of any one or more of such events, at the option of the Lessor, this Lease may be terminated by the Lessor by written notice to that effect to the Lessee, and the Lessor shall, in addition to other remedies provided by law in case of default by the Lessee, be entitled to the damages set out in this Section 16.

17. REMOVAL OF LESSEE’S PROPERTY. Provided Lessee pays all rental due Lessor and is not in default hereunder, Lessee shall have the right, subject to Section 7 hereof, to remove all furniture and equipment from the Leased Premises upon expiration of this Lease.

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18. NOTICES. Any notice provided for herein shall be deemed to have been served sufficiently upon receipt if the same shall be in writing and sent (1) via certified mail, return receipt requested or (2) overnight express mail carrier requiring signature by recipient, addressed as follows:

As to Lessor:	1400 WESTGATE ASSOCIATES, L.L.C.
c/o Robert A. Team, Jr.
16 South Main Street
Post Office Box 1066
Lexington, North Carolina 27293-1066
Telephone: (336) 243-2600
FAX: (336) 243-2680
E-mail: rteam@cipnc.com

As to Lessee:	BANK OF NORTH CAROLINA
Attn: Richard D. Callicutt, II
831 Julian Avenue
Thomasville, North Carolina 27360

Notices may also be made via facsimile transmission, followed by non-certified original hard copy or overnight express mail no signature required, to the above-captioned fax numbers. Sender’s transaction report showing successful transmission to receiver’s number shall be evidence of receipt of notice by receiver at the time indicated.

19. NO IDENTITY OF INTEREST. The execution of this Lease or the performance of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Lessor and Lessee the relationship of principal and agent or of partnership or of joint venture and the relationship between them shall be that only of Lessor and Lessee or landlord and tenant.

20. ENTIRE UNDERSTANDING; AMENDMENT. This instrument contains the entire understanding and agreement by and between the parties hereto with respect to the Lease of the Leased Premises, notwithstanding any prior or contemporaneous oral or written agreements or instruments, and no amendment to this Lease shall be effective unless the same is in writing and signed by all of the parties hereto.

21. PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. All rights and privileges provided for hereunder shall inure to the benefit of the personal representatives, successors and assigns of the parties hereto. All obligations herein provided shall be binding on the parties hereto, the personal representatives, successors and assigns.

22. LAW APPLICABLE. This Lease Agreement shall be construed and interpreted under and governed by the laws of the State of North Carolina.

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23. SURRENDER OF PREMISES. Lessee will deliver up the Leased Premises at the end of the term or any holdover period in good order and condition, reasonable wear and tear excepted.

24. HOLDING OVER. This tenancy expires at the end of the Lease term provided in Section 2, unless renewed as specified in Section 2, but it is expressly understood that if Lessee holds over for another month at the end of said term or the renewal term for any purpose other than the removal of its property, and Lessor accepts rent for said month, such holding over shall operate as a renewal of the tenancy for another month and for each additional month Lessor accepts rent, at a rental rate equal to 150% of the rental payable in the last month of the regular Lease Term. Should Lessor require possession of the Leased Premises, he shall give Lessee thirty (30) days to vacate the Leased Premises during such holdover period.

25. RIGHT OF ENTRY. The Lessee agrees that the Lessor shall have the right to enter and to grant licenses to enter the Leased Premises at any reasonable time upon reasonable advance notice to Lessee (a) to examine the Leased Premises, (b) to make alterations and repairs to the Leased Premises (including the right, during the progress of such alterations or repairs, to keep and store within the Leased Premises all necessary materials, tools and equipment, provided said storage does not interfere with Lessee’s use and occupancy), (c) for any purpose which the Lessor shall reasonably deem necessary for the operation and maintenance of the Leased Premises, (d) to show the Leased Premises to a prospective purchaser of the Building, or (e) within one hundred eighty (180) days prior to the termination of this Lease, to exhibit the Leased Premises to prospective new tenants of the Leased Premises, and that no such entry shall render the Lessor liable to any claim or cause of action for loss of or damage to the business or property of the Lessee, by reason thereof, nor in any manner affect the obligations and covenants of this Lease.

26. WAIVER. The waiver by Lessor or Lessee of any breach of any covenant or agreement herein contained shall not be deemed to be a waiver of such covenant or agreement or any subsequent breach of the same or any other covenant or agreement herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any covenant or agreement of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such breach.

27. ESTOPPELS/SUBORDINATIONS.

(a) Within ten (10) days after request therefor by Lessor, Lessee shall deliver in recordable form a certification to any proposed lender, trustee or purchaser, certifying that the Lease is in full force and effect and that there are no defenses or offsets thereto, or stating in detail those claimed by Lessee.

(b) This Lease is subject to and subordinate at all times to the lien of existing and future

Bank of North Carolina - Lease - 05/20/2005	Page 13 of 25

mortgages and deeds of trust on the Leased Premise. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee will, nevertheless, execute and deliver such further instruments subordinating this Lease to the lien of all such mortgages and deeds of trust as may be desired by the Lessor in replacement on the first mortgage loan on the Leased Premises. The Lessee hereby appoints the Lessor its attorney-in-fact, irrevocably, to execute and deliver any such instruments on behalf of the Lessee.

28. BANKRUPTCY. If, pursuant to the insolvency laws (i.e., the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq., and any federal, state, foreign or other laws of like impact), Lessee or a trustee of Lessee is permitted to, and elects to, assume or assume and assign this Lease:

(a) Lessee or the trustee shall as a condition to such assumption or assumption and assignment either cure all defaults under this Lease, or provide Lessor Adequate Assurance (hereinafter defined) that: (i) Lessee or the trustee shall cure all monetary defaults under this Lease within ten (10) days after the date of any such assumption; and (ii) Lessee or the trustee shall cure all non-monetary defaults under this Lease within thirty (30) days after the date of any such assumption.

(b) Lessee or the trustee shall as a condition to such assumption or assumption and assignment either compensate, or provide Adequate Assurance to Lessor that within ten (10) days from the date of any such assumption, Lessee or the trustee shall compensate Lessor for any pecuniary loss incurred by Lessor arising from any default under this Lease, including, but not limited to, Lessor’s reasonable attorneys’ fees and disbursements and any late charge applicable under this Lease, as recited in Lessor’s written statement of pecuniary loss sent to Lessee or the trustee.

(c) In the case of an assumption, Lessee or the trustee shall as a condition to such assumption provide Lessor with Adequate Assurance of the future performance of the obligations of Lessee under this Lease, including, without limitation, Adequate Assurance of Lessee’s or the trustee’s ability to pay Rent.

(d) In the case of an assumption and assignment, such assignee shall as a condition to such assignment provide Lessor with Adequate Assurance of the future performance of the obligations of Lessee under this Lease, including, without limitation, Adequate Assurance of such assignee’s ability to pay Rent.

(e) In the case of an assumption and assignment, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor (or shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor), shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq.

(f) In the case of an assumption, Lessee or the trustee, and in the case of an assumption and assignment, such assignee, shall be deemed without further act or deed to have assumed all of

Bank of North Carolina - Lease - 05/20/2005	Page 14 of 25

the obligations arising under this Lease on and after the date of such assumption or assumption and assignment. Lessee and any such trustee or assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

(g) The assumption of this Lease by Lessee or the trustee and the assumption and subsequent assignment of this Lease to the assignee is subject to all the provisions of this Lease, and Lessee, trustee or assignee will not breach any provision contained in this Lease or any other lease, mortgage, financing agreement, master agreement or other agreement relating to the Building.

(h) Notwithstanding anything in the Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as Rent or other charges due hereunder shall constitute rent for the purpose of Paragraph 502(b)(6) of the United States Bankruptcy Code and for the purpose of any similar Paragraph of any other present or future insolvency laws.

29. ENVIRONMENTAL COMPLIANCE.

(a) Lessee’s Responsibility. Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials into the Building or onto the land owned by Lessor on which the Building is located and the surrounding land owned by Lessor. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Lessee’s business, and then only after written notice is given to Lessor of the identity of such substances or materials. Lessee covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response Compensation, and Liability Act of 1980, as from time to time amended (all hereinafter collectively called “Laws”). Lessee shall execute affidavits, representations and the like, from time to time, at Lessor’s request, concerning Lessee’s best knowledge and belief regarding the presence of hazardous substances or materials in the demised Premises.

(b) Lessee’s Liability. Lessee shall hold Lessor free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Lessor shall incur, or which Lessor would otherwise incur, by reason of Lessee’s failure to comply with this Section 23 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought

Bank of North Carolina - Lease - 05/20/2005	Page 15 of 25

into compliance with all Laws; (iii) the reasonable fees and expenses of Lessor’s attorneys, engineers, and consultants incurred by Lessor in enforcing and confirming compliance with this Section 23.

(c) Property. For the purpose of this Section 29, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Lessee); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

(d) Inspections by Lessor. Lessor and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Lessor deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Lessee’s compliance with this Section 29. Such Audits shall be conducted in such a manner as to minimize the interference with Lessee’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Lessee’s compliance with this Section 29. Lessee shall fully cooperate with Lessor and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Lessor unless an Audit shall disclose a material failure of Lessee to comply with this Section 29, in which case, the cost of such Audit, with respect to Lessee’s premises only and the cost of all subsequent Audits related to the non-compliance of Lessee made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Lessee.

(e) Lessor’s Liability. Provided, however, the foregoing covenants and undertakings of Lessee contained in this Section 29 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Lessee’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Lessee or Lessee’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Lessor or Lessor’s agents, employees, officers, partners, contractors, guests, invitees, or other Lessees.

(f) Lessee’s Liability After Termination of Lease. The covenants contained in this Section 29 shall survive the expiration or termination of this Lease and shall continue for so long as Lessor and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Lessee has agreed to indemnify Lessor under this Section 29.

30. FORCE MAJEURE. Whenever a period of time is prescribed for the taking of any action by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, fire, earthquakes, floods, acts of God, governmental regulations, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Lessor (all of which are sometimes referenced collectively in this Agreement as “Force Majeure”) excluding however the financial condition of Lessor or the unavailability to or cost of funds of Lessor.

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IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease the day and year first written above.

LESSOR:	1400 WESTGATE ASSOCIATES, L.L.C.,

By:
Robert A. Team, Jr., Manager

LESSEE:	BANK OF NORTH CAROLINA

By:
Richard D. Callicutt, II

Bank of North Carolina - Lease - 05/20/2005	Page 17 of 25

EXHIBIT A

PROPERTY DESCRIPTION

Location: 1551 Westbrook Plaza Drive, and also being known as Green Tree Centre II, suite 90 located on the first floor of said building.

STAIRS

PRELIMINARY FLOOR PLAN

LAFFERTY

ARCHITECTURE

LANDMARK

CAROLINA INVESTMENT PROPERTIES

Prepared for:
Bank Of North Carolina

Preliminary
Floor Plan

A2.1

Bank of North Carolina - Lease - 05/20/2005	Page 18 of 25

May 25, 2005

Mr. Robin Team

1400 Westgate Associates, LLC

P O Box 1066

Lexington, North Carolina 27292

Dear Robin;

Landmark is pleased to offer the following budget proposal to upfit 2639 s/f of the first floor in your Greentree II facility, located at 1400 Westbrook Plaza Drive in Winston Salem, North Carolina. This proposal is based on preliminary drawing by Lafferty Architecture, dated May18, 2005, sheets A2.1 and your direction.

Total cost of work as outlined below is One Hundred Five Thousand Eight Hundred Eight Dollars ($105,808.00) and is good for fifteen (15) days from date herein and includes the following:

GENERAL CONDITIONS

•	Permits and inspections

•	Architectural and Design drawings

•	Supervision

•	Dumpster

•	Construction cleanup

•	Drug testing and safety program

•	Temporary toilet

CONCRETE

•	Pour new plumbing trenches using 3000-psi concrete and doweled into existing concrete slab

•	Patch holes as required in existing concrete slab after unused plumbing drains have been capped

CARPENTRY

•	Install blocking as required for new cabinetry

CABINETRY

•	Provide and install 6 l/f of new base cabinetry and 9 l/f of wall cabinetry, consisting of melamine interior and exterior, plastic laminate counter top, with handicap sink access panel

•	Two (2) new 2’6” sink cabinets, with handicap access panel, consisting of melamine interiors and exteriors and plastic laminate cabinet tops

May 25, 2005

Mr. Robin Team

1400 Westgate Associates, LLC

DOORS AND HARDWARE

•	Provide and install six (6) 3’0” x 7’0”, prefinished, solid core, 1 3/4” thick doors, with a 22” x 64” glass kit

•	One (1) 3’0” x 7’0”, prefinished, solid core, 1 3/4” thick door, with 3” x 33” glass kit

•	Three (3) 3’0” x 7’0”, prefinished, solid core, flush, 1 3/4” thick doors

•	One (1) 3’0” x 7’0” hollow metal, knock down, case opening frame

•	Ten (10) 3’0” x 7’0” hollow metal, knock down, door frames

•	Hardware as required

GLASS

•	Provide and install six (6) pieces of 22” x 64” x 1/4”, tempered glass for new doors

•	One (1) piece of 48” x 48” x 1/4”, tempered glass for new conference room window, in hollow metal frame

•	One (1) piece of 3” x 33” x 1/4”, tempered glass for breakroom door

•	One (1) 36” x 36” x 1/4”, tempered glass for stationary window, in aluminum frame for office next to lobby

DRYWALL/ACOUSTICAL

•	Remove and dispose of approximately 12 l/f of existing 9’ high sheetrock wall

•	Construct new 9’ high walls per new floor layout, using 3 5/8” metal studs on 16” centers with R-11 insulation between stud cavities and 5/8 sheetrock on each side, finished ready for paint

•	Infill door area leading into the stairwell from new conference room, using 1 5/8” metal studs, with 5/8” sheetrock on each side, finished ready for paint on conference room side only

•	Install approximately 82 l/f of sheetrock from floor to deck on existing metal stud wall, (adjacent to occupied space), finished ready for paint

•	Frame for new 4’ x 4’ window opening in conference room wall per drawing

•	Install new 2’ x 2’, standard tegular, lay-in ceiling tiles, in white 15/16 grid system

FLOORCOVERING

•	Install VCT with vinyl base in new Breakroom, both toilet rooms, and equipment/telephone room

•	Install new carpet with carpet base in the remaining space to be renovated using an allowance of $18.00 per s/y

PAINT

•	Paint new walls with one (1) coat of primer and two (2) coats of flat latex paint with the exception of the new conference room and one executive office

•	New metal door and window frames to receive one (1) coat of primer and two (2) coats of enamel paint

•	Install wallcovering in new conference room and one (1) executive office using a material allowance of $12.00 per l/y

May 25, 2005

Mr. Robin Team

1400 Westgate Associates, LLC

PLUMBING

•	Sawcut floor as required for new plumbing installation

•	Cap existing toilet connection as required

•	Provide and install two (2) new handicap tank type water closets

•	Two (2) new drop in sinks in toilet rooms

•	One (1) new double bowl breakroom sink

•	Connections as required to existing hot water heater

•	One (1) new bi-level handicap water fountain

HVAC

•	Modify existing HVAC ductwork as required for new floor layout

•	Relocate thermostat’s as needed

•	Install one (1) new exhaust fan in each toilet room, using existing exhaust duct

ELECTRICAL

•	Remove electrical panel as required for new floor lay out

•	Relocate existing electrical panel to new electrical room

•	Extend the existing service from the occupied space to a new meter base on the outside of the exterior wall

•	Reconnection to existing HVAC system and water heater

•	Two (2) dedicated breakroom circuits

•	Thirty Three (33) new 2’ x 4’ light fixtures with acrylic lens

•	Twelve (12) single pole switches

•	Connection to two (2) toilet room exhaust fans

•	Thirty five (35) standard duplex outlets

•	One (1) dedicated circuit for copier

•	One (1) dedicated circuit for server room

AWNING

•	Install new entrance awning using an allowance of $3,500.00

BLINDS

•	Install new exterior window blinds using an allowance of $900.00

EXCLUSIONS OR QUALIFICATIONS

•	Any changes due to final design, code search or review by inspections will be a change order to the contract

•	Anything not specifically mentioned in this proposal is not included

•	Data/telephone wiring is not included

•	No fire alarm work is included

•	Overtime work is not included

•	We have included waxing the VCT with three (3) coats of wax

•	Owner to provide temporary power and water for construction

May 25, 2005

Mr. Robin Team

1400 Westgate Associates, LLC

After receipt of fully executed contract please allow one (1) week for permit/working drawings, and two (2) weeks for receipt of building permit. Please allow an additional five (5) weeks for construction after receipt of building permit.

Our payment terms are as follows: 100% of all work completed during the month, invoiced on the 30th of the month and due on the 10th of the following month. Final payment is due ten (10) days after completion, occupancy or acceptance whichever is earlier.

Thank you for the opportunity to make this proposal. I look forward to working with you on this project. Please feel free to call with any questions.

Sincerely,

LANDMARK BUILDERS

Lawrence Effler

Upfit/Renovation Sales

Project Manager

EXHIBIT C

JANITORIAL STANDARDS

Janitorial Maintenance Schedule

I.	Offices and Common Areas (Nightly):

A.	Vacuum all floor areas

B.	Empty and clean all wastebaskets and ashtrays

C.	Dust and wipe clean all furniture, fixtures, telephones and windowsills

D.	Clean all glass furniture tops

E.	Clean all water fountains and coolers

F.	Wipe all countertops with cleaning agent

G.	Clean all door and elevator thresholds

II.	Lavatories (Nightly):

A.	Sweep and wash all floors

B.	Clean all mirrors, enameled surfaces and fixtures

C.	Clean and disinfect all toilets and urinals

D.	Clean all partitions, soap dispensers and paper dispensers

E.	Refill all paper dispensers

F.	Empty all waste paper receptacles

III.	Periodic Cleaning:

A.	Spot clean carpet as needed

B.	Strip and wax vinyl flooring semi-annually

C.	Dust all window blinds

D.	Dust high ledges and other areas

E.	Shampoo carpet semi-annually

F.	Vacuum supply and return-air grills

G.	Clean interior windows as needed and no less than quarterly

Bank of North Carolina - Lease - 05/20/2005	Page 19 of 25

EXHIBIT D

RULES AND REGULATIONS

1. Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Lessor may from time to time establish security controls for the purpose of regulating access to the Building. Lessee shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2. Building Directories. The directories for the Building in the form selected by Lessor shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Lessee to be displayed in the directories must be approved by Lessor and, if approved, will be provided at the sole expense of Lessee.

3. Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only on the freight elevator in the Building and only at times and in the manner designated by Lessor and always at Lessee’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Lessee’s expense.

4. Signs. Lessee shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Lessor, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Lessor in writing. Lessor, without notice to Lessee, reserves the right to remove, at Lessee’s expense, all matter other than that provided for above.

5. Compliance with Laws. Lessee shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Lessee shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

6. Hazardous Materials. Lessee shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring to keep anything therein, which shall not comply with all rules, orders, regulations

Bank of North Carolina - Lease - 05/20/2005	Page 20 of 25

or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Lessee shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation. Additionally, in the event Lessee’s business involves the storage, use and disposal of medical waste, such medical waste shall be properly disposed of in accordance with all laws, rules and regulations governing same, and in any event, in a safe and sanitary manner.

7. Defacing Premises and Overloading. Lessee shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises. Lessee shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Lessor. Lessee shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Lessor. Lessee shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Lessor may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Lessor may require Lessee at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

8. Obstruction of Public Areas. Lessee shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall passageway, entrance, or shipping area. Lessee shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Lessee deals within the normal course of Lessee’s business so long as such persons are not engaged in illegal activities.

9. Additional Locks. Lessee shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Lessor. Upon termination of this Lease or of Lessee’s possession, Lessee shall immediately surrender all keys or pass cards to the Premises.

10. Communications or Utility Connections. If Lessee desires signal, alarm or other utility or similar service connections installed or changed, then Lessee shall not install or change the same without the approval of Lessor, and then only under direction of Lessor and at Lessee’s

Bank of North Carolina - Lease - 05/20/2005	Page 21 of 25

expense. Lessee shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the Permitted Use without the advance written consent of Lessor. Lessee shall ascertain from Lessor the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

11. Office of the Building. Service requirements of Lessee will be attended to only upon application at the office of the Building Manager. Employees of Lessor shall not perform, and Lessee shall not engage them to do any work outside of their duties unless specifically authorized by Lessor.

12. Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Lessee whom, or whose employees or invitees, shall have caused it.

13. Intoxication. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

14. Nuisances and Certain Other Prohibited Uses. Lessee shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating (excluding breakroom refrigerator), heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as defined in Section 8(a) of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee, individual lunches of employees and catered in meals excepted) except by express permission of Lessor; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or devise other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or lend to injure the reputation of the Building; (l) allow any firearms in the Building or the Premises except as approved by Lessor in writing.

Bank of North Carolina - Lease - 05/20/2005	Page 22 of 25

15. Solicitation. Lessee shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Lessee’s Permitted Use.

16. Energy Conservation. Lessee shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Lessor to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Lessor’s authorized Building personnel) of any controls. The last employee of Lessee’s to leave the Premises each day shall turn off all lights in the Premises.

17. Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Lessor at Lessor’s phone number (336-243-2600). The last employee of Lessee’s to leave the Premises each day shall close and lock all doors to the Premises.

18. Parking. Parking is in designated parking areas only. There may be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Lessor reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Lessee shall indemnify and hold harmless Lessor from its reasonable exercise of these rights with respect to the vehicles of Lessee and its employees, agents and invitees.

19. Janitorial Service. The janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Lessee. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Lessee, or Lessor at Lessee’s expense. Janitorial service will be provided after hours five (5) days a week in accordance with the janitorial standards set forth on Exhibit C. All requests for trash removal other than normal janitorial services should be directed to Lessor at Lessor’s phone number (336-243-2600).

20. Construction. Lessee shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Lessor as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Lessor or its designated agent for pricing and construction supervision.

21. Lessee shall not allow any person to bring a firearm onto the Leased Premises nor shall Lessee permit any person to use any portion of the Leased Premises (or the property on which it is located) for hunting purposes, or to discharge from any portion of the Leased Premises (or on the property which is it located ), any rifle, shotgun, pistol or other firearm, or any bow and arrow, or any other device or weapon designed to fire or shoot any projectile for the purpose of injuring or killing.

22. Smoking is not permitted in offices and cubicles, common areas such as restrooms, conference rooms, lobbies, hallways, elevators, staircases, water fountains and

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building main entrances and exits. Smoking is not permitted where combustible fumes can collect. This includes storage areas, or any area where an occupational hazard may exist. Due to health, safety and liability risks, this policy will be strictly enforced. The designated smoking areas are located outside of the secondary / employee entrances of the building. There is no prohibition on smoking in these areas.

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Bank of North Carolina - Lease - 05/20/2005	Page 25 of 25